                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                           The TJX Companies, Inc.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/x/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

- --------------------------------------------------------------------------------

                                  [LETTERHEAD]

                                                             770 Cochituate Road
                                                 Framingham, Massachusetts 01701

                                                                  April 24, 1995
Dear Stockholder:

     We cordially invite you to attend our 1995 Annual Meeting, which will be held Tuesday, June 6, 1995, at 11:00 a.m. at the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts.

     At this meeting you are being asked to elect three Class I directors. Your vote is important regardless of the number of shares you own. Accordingly, we urge you to read the proxy statement and to complete, sign and return your Proxy promptly in the enclosed envelope.

     We hope that you will be able to join us on June 6th.

                                   Sincerely,

                    [Sig.]                                        [Sig.]
              BERNARD CAMMARATA                             SUMNER L. FELDBERG
                President and                             Chairman of the Board
           Chief Executive Officer

                           Printed on Recycled Paper

                            THE TJX COMPANIES, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 6, 1995
                            ------------------------

     The Annual Meeting of Stockholders of The TJX Companies, Inc. (the "Company") will be held at the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts, on Tuesday, June 6, 1995, at 11:00 a.m. for the following purposes:

     1. To elect three Class I directors to serve until the 1998 Annual Meeting of Stockholders.

     2. To transact any other business which may properly be brought before the meeting.

     Stockholders of record at the close of business on April 17, 1995 are entitled to notice of and to vote at the meeting and any adjournments thereof.

                                            By Order of the Board of Directors

                                                      JAY H. MELTZER
                                                        Secretary

Framingham, Massachusetts
April 24, 1995

PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                            THE TJX COMPANIES, INC.
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 6, 1995
                                PROXY STATEMENT
                            ------------------------

     The enclosed proxy is solicited on behalf of the Board of Directors of The TJX Companies, Inc. (the
"Company"). Shares represented by duly executed proxies will be voted for the election of the three nominees set forth below as Class I directors unless authority is withheld. Proxies may be revoked by a later dated proxy, by a written revocation received by the Secretary of the Company at its address set forth below prior to the voting thereof or by a request at the meeting, prior to the voting thereof, that the proxy be revoked.

     Stockholders of record at the close of business on April 17, 1995 are entitled to receive notice of and to vote at the meeting. Each share of Common Stock outstanding on the record date is entitled to one vote. As of the close of business on April 17, 1995, there were outstanding and entitled to vote 72,390,326 shares of Common Stock.

     This Proxy Statement, the enclosed proxy and the Annual Report for the Company's fiscal year ended January 28, 1995 are being first mailed to stockholders on or about the date of the Notice of Meeting. The Company's address is 770 Cochituate Road, Framingham, Massachusetts 01701.

                             ELECTION OF DIRECTORS

     The Board of Directors has voted to fix the number of directors at eleven. The Company's Certificate of Incorporation and by-laws provide for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. The enclosed proxy will be voted to elect the nominees named below, unless otherwise instructed, as Class I directors for a term of three years expiring at the 1998 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. If any nominee should become unavailable, such proxy will be voted either for a substitute nominee designated by the Board of Directors or such lesser number of directors as may be designated by the Board of Directors, unless instructions are given to the contrary. Management does not anticipate that any of the nominees will become unavailable. Directors will be elected by a plurality of the votes cast at the meeting. Although votes to withhold authority and broker non-votes (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners and (ii) the broker or nominee does not have the discretionary authority to vote on a particular matter) will be counted as present at the meeting for quorum purposes, neither will be considered to be votes cast with respect to the election of directors. Sumner L. Feldberg, whose term of office will expire at the Annual Meeting, will not stand for re-election after serving as a director for 39 years. The nominees as Class I directors, and the incumbent Class II and Class III directors, are as follows:

               NOMINEES AS CLASS I DIRECTORS -- TERMS EXPIRE 1998

RICHARD G. LESSER, 60.

     Mr. Lesser has been Executive Vice President of the Company since 1991 and Chief Operating Officer of the Company since 1994. Mr. Lesser was Senior Vice President of the Company from 1989 to 1991, President of the T.J. Maxx Division from 1986 to 1994, Senior Executive Vice President-Merchandising and Distribution in 1986, Executive Vice President-General Merchandise Manager from 1984 to 1986 and Senior Vice President-General Merchandise Manager from 1981 to 1984. Mr. Lesser is a director of Reebok International Ltd.

JOHN M. NELSON, 63.
Director since 1993.
Member of the Executive Compensation Committee.

     Mr. Nelson has been Chairman of Wyman-Gordon Company since 1991 and was Chief Executive Officer from 1991 to 1994. Mr. Nelson was employed by Norton Company from 1959 to 1990, serving as Chairman and Chief Executive Officer from 1988 to 1990, and President and Chief Operating Officer from 1986 to 1988. Mr. Nelson is a director of Brown and Sharpe Manufacturing Company, Cambridge Biotech Corporation, Commerce Holdings, Inc. and Stocker & Yale, Inc.

BURTON S. STERN, 70.
Director since 1956.
Member of the Audit Committee.

     Mr. Stern is a private investor. Mr. Stern was employed by the Company and its predecessor companies from 1949 to 1976, and from 1976 to 1990 provided consulting services to the Company. He was President of Amervest Corp., a private investment company, from 1979 to 1989. He is a director of The Copley Fund.

                    CLASS II DIRECTORS -- TERMS EXPIRE 1996

PHYLLIS B. DAVIS, 63.
Director since 1990.
Chairperson of the Audit Committee.

     Mrs. Davis was employed by Avon Products, Inc. from 1968 to 1991. Mrs. Davis served as Avon's Group Vice President, U.S. Sales and Distribution from 1985 to 1988, Executive Vice President, U.S. Direct Selling, from April 1988 to April 1989, Executive Vice President, Direct Sales Group from April 1989 to September 1989, and Corporate Senior Vice President from September 1989 to September 1991. She is a director of Eaton Corporation and BellSouth Corporation and a trustee of various open-end mutual funds in the Fidelity Group.

STANLEY H. FELDBERG, 70.
Director since 1956.

     Mr. Feldberg has provided advisory services to the Company since 1978. He was President of the Company from 1956 to 1978 and served the Company and its predecessor companies in various executive capacities since 1949. He is a director of Waban Inc. and an independent general partner of ML-Lee Acquisition Funds I and II.

WILLOW B. SHIRE, 47.
Director since 1995.

     Ms. Shire has been an executive consultant with Orchard Consulting Group since 1994. Prior thereto Ms. Shire was employed by Digital Equipment Corporation from 1976, serving as Vice President and Officer, Health Industries Business Unit from 1990 to 1994.

ABRAHAM ZALEZNIK, 71.
Director since 1993.
Member of the Executive Compensation Committee.

     Dr. Zaleznik has been Konusuke Matsushita Professor of Leadership Emeritus at Harvard University and a self-employed consultant since 1990. He was Konusuke Matsushita Professor of Leadership at the Harvard University Graduate School of Business Administration from 1983 to 1990. Prior to 1983, he was Cahners Rabb Professor of Social Psychology of Management at Harvard University. Dr. Zaleznik is a director of American Greetings, Inc., Le Chateau Stores, Ltd., Ogden Corporation and The Timberland Company.

                    CLASS III DIRECTORS -- TERMS EXPIRE 1997

BERNARD CAMMARATA, 55.
Director since 1989.
Member of the Executive and Finance Committees.

     Mr. Cammarata has been President and Chief Executive Officer of the Company since 1989 and Chairman of the Company's T.J. Maxx Division since 1986. Mr. Cammarata was Executive Vice President of the Company from 1986 to 1989, President, Chief Executive Officer and a director of the Company's former TJX subsidiary from 1987 to 1989, and President of the Company's T.J. Maxx Division from 1976 to 1986.

ARTHUR F. LOEWY, 66.
Director since 1989.
Chairman of the Finance Committee.

     Mr. Loewy provided financial consulting services to the Company from 1989 to February 1995. Prior thereto, Mr. Loewy was Chief Financial Officer from 1975 to 1989 and Executive Vice President-Finance of the Company from 1982 to 1989, and was Chief Financial Officer and a director of the Company's former TJX subsidiary from 1987 to 1989. Mr. Loewy is a director of Waban Inc.

ROBERT F. SHAPIRO, 60.
Director since 1974.
Chairman of the Executive Compensation Committee and member of the Executive Committee.

     Mr. Shapiro has been President of RFS & Associates, Inc., an investment and consulting firm, since 1988. He was Co-Chairman of Wertheim Schroder & Co. Incorporated, investment bankers, from 1986 to 1987, and was President of Wertheim & Co., Inc., prior thereto. Mr. Shapiro is a director of The Burnham Fund, Inc., and American Buildings Company, and an independent general partner of Equitable Capital Partners, L.P. and Equitable Capital Partners (Retirement), L.P. He is a past Chairman of the Securities Industry Association.

FLETCHER H. WILEY, 52.
Director since 1990.
Member of the Audit Committee.

     Mr. Wiley has been a senior partner at the law firm, Goldstein & Manello, P.C. since August 1993 and prior thereto was a partner at the law firm, Fitch, Wiley, Richlin & Tourse, P.C. and its predecessor firm since 1979.

THE BOARD AND ITS COMMITTEES

     The Audit Committee, which held three meetings during fiscal 1995, reviews with management, the internal audit group and the independent accountants the Company's financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent accountants upon the financial condition of the Company and its accounting controls and procedures, and such other matters as the Committee deems appropriate, and the Committee reviews with management such matters relating to compliance with corporate policies as the Committee deems appropriate.

     The Executive Compensation Committee, which held five meetings during fiscal 1995, reviews salary policies and compensation of officers and other members of management, approves compensation plans and compensation of certain officers and other members of management, and administers certain of the Company's incentive plans, including stock option and stock purchase plans. The Committee also has responsibility for consideration of the qualifications of and recommendation to the Board of Directors of nominees to fill Board vacancies and will consider nominees recommended by stockholders if such recommendations are in writing and timely filed with the Secretary of the Company.

     The Executive Committee, which held two meetings during fiscal 1995, has the authority to act for the Board of Directors on most matters during the intervals between meetings of the Board.

     The Finance Committee, which held two meetings during fiscal 1995, reviews with management, and advises the Board with respect to, the Company's finances, including exploring methods of meeting the Company's financing requirements and planning the Company's capital structure.

     During fiscal 1995 the Board of Directors held eight meetings. Each director attended at least 75% of all meetings of the Board and Committees of which he or she is a member.

COMPENSATION OF DIRECTORS

     Directors, except for Messrs. Cammarata, Stanley H. Feldberg, Sumner L. Feldberg and Lesser, if elected at the Annual Meeting, are paid an annual retainer of $20,000, and fees of $1,250 for each Board meeting and $750 for each Committee meeting attended. In addition, the Chairperson of the Audit Committee and the Chairman of the Executive Compensation Committee are paid $2,500 per annum for their services as such. Directors may participate in the Company's General Deferred Compensation Plan.

     The Company has adopted a retirement plan for its directors (other than directors who are or have been employees of the Company and its subsidiaries). The Company funds the plan through the periodic purchase and transfer to eligible directors of annuity contracts providing for payment in satisfaction of benefits described in the plan. Directors also receive cash payments in compensation for the expected Federal and state income tax payable in respect of the periodic purchase and transfer of the annuity contracts and such cash payments. Any eligible director who attains age 65 with at least 10 years of service (or ages 70, 71 or 72 with 9, 8 or 7 years of service, respectively), including service prior to the adoption of the plan, is entitled to an after-tax retirement benefit equal to the after-tax equivalent of his or her highest three-year average annual basic retainer fees (which are frozen at $20,000 per year for purposes of this plan), payable in the form of a single-life annuity or in certain optional forms of actuarially equivalent value. Because of the cash payments in respect of taxes, and the fact that a portion of the payments under the annuity will constitute a return of investment rather than taxable income, the amount of the annuity payments will be less than the average of the pre-tax retainer fees. Reduced or deferred benefits are payable to directors with at least 5 years of service who retire prior to eligibility for a full retirement benefit. The plan also provides for certain death benefits.

     The Company has adopted the 1993 Stock Option Plan for Non-Employee Directors pursuant to which directors who are not present or former employees of the Company receive options to purchase shares of Common Stock. Pursuant to the plan, on the date of each annual meeting, each non-employee director first elected subsequent to the previous annual meeting receives an option to purchase 1,000 shares and each continuing non-employee director is granted an option to acquire 500 shares of Common Stock. The Non-Employee Director Option Plan will expire after the grants made at the annual meeting in 1997, but options then outstanding will continue in effect according to their terms. The exercise price of options is the fair market value of the Common Stock on the date of grant. Each option is non-transferable except upon death, expires 10 years after the date of grant and becomes fully exercisable one year after the date of grant. If the director dies or otherwise ceases to be a director prior to the date the option becomes exercisable, that option will immediately expire. Any vested options will remain exercisable for a period of three years following death, disability or retirement after attaining age 65 with at least 10 years of service as a director or after attaining age 70, 71 or 72 with 9, 8 or 7 years of service, respectively, or three months following other termination of the individual's status as a director, but in no event beyond the tenth anniversary of the date of grant. Upon a merger in which the Company is not the surviving corporation or that results in the acquisition of all of the Company's stock or a sale of all or substantially all of the Company's assets, or a dissolution or liquidation of the Company, all options not at the time exercisable will become immediately exercisable and will terminate upon the consummation of the transaction.

BENEFICIAL OWNERSHIP


        The following table shows as of March 15, 1995 the number of shares of the Company's Common Stock beneficially owned by each director, nominee and executive officer and by all directors, nominees and executive officers as a group.

                                                                                  PERCENTAGE
                                                                                      OF
                                                                                 OUTSTANDING
                              NAME                            NUMBER OF SHARES   COMMON STOCK
    --------------------------------------------------------  ----------------   ------------
    Bernard Cammarata.......................................        367,806(1)        .5%
    Donald G. Campbell......................................         92,676(1)        .1%
    Phyllis B. Davis........................................          3,350(1)        --
    Stanley H. Feldberg.....................................        343,948(2)        .5%
    Sumner L. Feldberg......................................        340,298(2)        .5%
    Richard G. Lesser.......................................        136,384(1)        .2%
    Arthur F. Loewy.........................................         15,390(3)        --
    John M. Nelson..........................................          2,000           --
    Robert F. Shapiro.......................................         21,704(4)        --
    Willow B. Shire.........................................            500           --
    Burton S. Stern.........................................        182,008(2)        .3%
    Fletcher H. Wiley.......................................          1,400(1)        --
    Abraham Zaleznik........................................          1,400(1)        --
    All Directors, Nominees and Executive Officers as a
      group (13 persons)....................................      1,397,132(5)       1.9%

- ------------
(1) Includes with respect to the following directors and executive officers, the following shares of Common
    Stock which each such director or executive officer had the right to acquire on March 15, 1995 through the exercise of options:  Mr. Cammarata (269,640); Mr. Campbell (77,060); Ms. Davis (1,000); Mr. Lesser
    (118,827); Mr. Wiley (1,000); and Mr. Zaleznik (1,000).

(2) Includes the following shares of Common Stock beneficially owned by the following persons as trustees or custodians, of which beneficial interest is disclaimed: Stanley H. Feldberg (125,529), Sumner L. Feldberg
    (191,445, of which 111,732 are shares also beneficially owned by Stanley H. Feldberg) and Burton S. Stern
    (18,738). Excludes the following shares of Common Stock beneficially owned by the respective spouses and children of the following persons, of which shares beneficial ownership is disclaimed: Stanley H. Feldberg
    (181,762), Sumner L. Feldberg (17,289) and Burton S. Stern (117,308). Stanley H. Feldberg and his sister
    Barbara Stern (the wife of Burton S. Stern) are first cousins to Sumner L. Feldberg.

(3) Excludes 826 shares owned by Mr. Loewy's wife, of which Mr. Loewy disclaims beneficial ownership. Includes 2,550 shares of Common Stock which Mr. Loewy had the right to acquire on March 15, 1995 through the exercise of options.

(4) Includes 600 shares of Common Stock owned by a foundation of which Mr. Shapiro is a Vice President and Chairman of the Board and 1,000 shares of Common Stock which Mr. Shapiro had the right to acquire on March 15, 1995 through the exercise of options. Excludes 24 shares of Common Stock owned by Mr. Shapiro's wife, of which Mr. Shapiro disclaims beneficial ownership.

(5) Includes 472,077 shares of Common Stock which such persons had the right to acquire on March 15, 1995 through the exercise of options.

     As of March 15, 1995, members of the Feldberg families beneficially owned 3,160,886 shares of the Company's Common Stock, constituting 4.4% of the Company's voting securities.


        As of March 15, 1995, based on information filed with the Securities and Exchange Commission, the persons known to the
Company to beneficially own five percent or more of the Company's outstanding voting stock are as follows:

                                                                                      PERCENTAGE OF
                                                               NUMBER OF                  CLASS
        NAME AND ADDRESS OF BENEFICIAL OWNER                    SHARES                 OUTSTANDING
- -----------------------------------------------------  -------------------------      -------------
FMR Corp.............................................        8,168,632(1)                 11.3%
Edward C. Johnson 3d                                         Common Stock
82 Devonshire Street
Boston, Massachusetts 02109
J.P. Morgan & Co. Incorporated.......................        7,741,375(2)                 10.7%
60 Wall Street                                               Common Stock
New York, NY 10260
The Capital Group Companies, Inc. ...................        5,532,650(3)                  7.6%
333 South Hope Street                                        Common Stock
Los Angeles, CA 90071
Brinson Holdings, Inc................................        4,357,700(4)                  6.0%
209 South LaSalle                                            Common Stock
Chicago, IL 60604-1295
Goldman Sachs & Co...................................        3,822,284(5)                  5.3%
The Goldman Sachs Group, L.P.                                Common Stock
85 Broad Street
New York, NY 10004
Boatmen's Bancshares, Inc............................         100,000(6)                   6.1%
One Boatmen's Plaza                                    Series C Preferred Stock
St. Louis, MO 63101

- ------------
(1) Information is as of December 31, 1994 and is based on a Schedule 13G filed by FMR Corp. FMR Corp. reported that it and
    Edward C. Johnson 3d had sole voting power with respect to 283,027 of such shares, no voting power with respect to 7,885,605 of such shares, and sole dispositive power as to all such shares. Edward C. Johnson 3d and various family members form a controlling group with respect to FMR Corp.

(2) Information is as of December 31, 1994 and is based on a Schedule 13G filed by J.P. Morgan & Co. Incorporated ("J.P. Morgan").
    J.P. Morgan reported that it had sole voting power with respect to 4,649,350 shares, shared voting  power with respect to 10,350 shares, sole dispositive power with respect to 7,731,025 shares, and shared dispositive power with respect to 10,350 shares.

(3) Information is as of December 31, 1994 and is based on a Schedule 13G filed by The Capital Group Companies, Inc. and Capital
    Guardian Trust Company dated February 8, 1995. The Capital Group Companies, Inc. reported that it had sole voting power with respect to 2,650,300 shares and sole dispositive power with respect to 5,532,650 shares, including 2,650,300 shares and
    4,132,650 shares as to which Capital Guardian Trust Company reported sole voting power and sole dispositive power, respectively.
    Capital Guardian Trust Company is a wholly-owned subsidiary of The Capital Group Companies, Inc.

(4) Information is as of December 31, 1994 and is based on a Schedule 13G dated February 13, 1995 filed by Brinson Partners, Inc.,
    Brinson Trust Company and Brinson Holdings, Inc. Brinson Partners, Inc. reported that it had sole voting power and sole dispositive power with respect to 3,225,300 shares, Brinson Trust Company reported that it had sole voting power and sole dispositive power with respect to 1,132,400 shares, and Brinson Holdings, Inc. reported that it had no voting or dispositive power with respect to such shares. Brinson Trust Company is a wholly-owned subsidiary of Brinson Partners, Inc., which is a wholly-owned subsidiary of Brinson Holdings, Inc.

(5) Information is as of December 31, 1994 and is based on a Schedule 13G dated February 10, 1995 filed by Goldman Sachs & Co. and The Goldman Sachs Group, L.P. Each of Goldman Sachs & Co. and The Goldman Sachs Group, L.P. reported that it had shared voting power and shared dispositive power with respect to all such shares.

(6) Information is as of December 31, 1994 and is based on a Schedule 13G dated February 2, 1995 filed by Boatmen's Bancshares, Inc. and Boatmen's Trust Company. Boatmen's Bancshares, Inc. reported that it had sole voting power and shared dispositive power with respect to all of such shares. Boatmen's Trust Company reported that it had sole voting power and sole dispositive power with respect to all of such shares.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION COMMITTEE REPORT

     The Company's executive compensation program is administered by the Executive Compensation Committee (the "ECC") of the Board of Directors. All of the ECC members are independent, non-employee directors.

  Compensation Philosophy

     The Company's compensation philosophy is based upon the premise that all of its associates are important to its success, with senior executives, including its executive officers, setting the direction of the business and having overall responsibility for its results. Because the Company operates in a highly competitive and difficult economic environment for retailers, the Company has planned a compensation structure intended to attract and retain individuals with a high caliber of talent, reward the creativity of its executive officers in maximizing business opportunities and provide incentives to the executive officers to execute the Company's objectives and enhance shareholder value by achieving both short and long term business objectives.

     The ECC uses the services of outside compensation consultants in order to ensure that the Company's total compensation programs for senior executives are competitive with packages offered by certain peer companies for similar positions. The companies selected for these purposes are predominantly retail companies, including major competitors of the Company as to which compensation information is available. While some of these peer companies are included in the Dow Jones Apparel Retailers Index appearing in the Performance Graph on page 13, these peer companies are not all the same as the companies comprising that index. The level of base salary and target short term incentive goals in the Company's Management Incentive Plan approximate the median level of such compensation afforded by the peer companies. Outside compensation consultants assist the Committee with establishing a competitive long term compensation strategy by reviewing peer company total compensation mix between annual programs and various long term compensation vehicles. Company awards made under the fiscal 1995 Management Incentive Plan and fiscal 1995-1997 Long Range Performance Incentive Plan are totally tied to Company income goal performance thus linking incentive rewards to Company short and long term performance goals.

     The ECC has implemented its philosophy of compensation by approving base salaries which are competitive with other retailers; providing short term incentives tied to defined financial measures that such executives can influence; and providing longer term incentives to encourage strategic planning and execution; all of which will have a significant benefit to the Company and its shareholders.

     Sumner Feldberg, Chairman of the Board of Directors, does not participate in the Company's incentive programs.

     The remainder of this report discusses compensation policies and related matters primarily with respect to the Company's last fiscal year (fiscal 1995).

  Base Salary

     The Company sets base salaries taking into consideration individual performance and prevailing market data for similar positions. The performance of Executive Officers is evaluated by Mr. Cammarata, and such performance, including that of Mr. Cammarata, is evaluated by the Committee taking into account achievement of corporate or divisional operating performance and other subjective criteria without any specific weighting assigned to a particular factor. In connection with Mr. Cammarata's employment agreement as Chief Executive Officer, base salary for fiscal 1995 was set at $850,000. Current base salaries for Messrs. Campbell and Lesser are $415,000 and $635,000, respectively. Employment agreements for Messrs. Cammarata, Campbell and Lesser provide for periodic review of base salary by the Board of Directors.

  Short Term Incentives

     The Company encourages its key associates, including Messrs. Cammarata, Campbell and Lesser, to realize certain annual goals (tied to pre-tax income) which are set by the ECC early in each fiscal year, through the Company's Management Incentive Plan ("MIP"). Executive officers' MIP awards are based upon the results of the Company's operating businesses. If targets are not met, there is either no MIP award payment or a reduced award payment based on a percentage of the target realized. If results exceed target, the executive officer could earn up to a maximum of two times target depending upon the performance above goal. The target and maximum award percentages are set by the ECC according to the responsibilities of the individual executive and are reflected in their respective employment agreements. For fiscal 1995, the MIP payments to Messrs. Cammarata, Campbell and Lesser equalled 14%, 9% and 17% of their respective fiscal year salaries. Mr. Cammarata's target award was 50% of salary. During fiscal year 1995, based on Company performance, actual incentive payments for Messrs. Cammarata, Campbell and Lesser reflect below target awards. In the case of Mr. Cammarata, the annual MIP incentive award was 27% of target goal performance.

  Long Term Incentives

     The basic long term compensation program established for senior management includes a Long Range Performance Incentive Plan ("LRPIP") and option grants, and is designed to reward the realization of longer term goals, including the enhancement of shareholder value, and to encourage continuity of senior management by tying a significant portion of such executives' total compensation to the Company's long term performance.

     Long Range Performance Incentive Plan

     The objectives of LRPIP are to reward executives, including Messrs. Cammarata, Campbell and Lesser, for achieving long term financial performance goals (either Company-wide goals or divisional goals) over a three-year period; to encourage stock ownership; and to provide incentives for executives who participate in the plan to stay with the Company. If three year pre-tax income targets are achieved, a target performance award will be paid, but if performance targets are not met, there would be either no performance award or a reduced performance award based on the percentage of the target goals realized. Under fiscal 1993-1995 and 1994-1996 cycles, the program has a retention award component equal to the performance target award if the executive remains with the Company for three years. The maximum awards under these cycles range up to 200% of the performance target award for performance exceeding target goals. For fiscal 1995-1997 the retention component was eliminated and the entire program is based on pre-tax income performance with performance award maximums ranging to 150% of the performance target award. Awards earned under LRPIP are paid half in cash and half either in cash or Common Stock of equivalent value or a combination of cash and Common Stock, as determined at the time of payment by the ECC. For the fiscal 1993-1995 LRPIP cycle, the award payout, based on Company performance, was at 83% of target for Mr. Cammarata. Mr. Cammarata's target LRPIP award for fiscal 1995-1997 is 70% of his base salary or a maximum award of up to 105% of his base salary.

     Option Grants

     Annual grants of stock options are awarded to the Company's key associates, including Messrs. Cammarata, Campbell and Lesser as a long-term incentive vehicle. The number of stock options granted key associates is based upon the level and responsibility of the particular associate, the associate's expected contribution towards Company performance, and total compensation mix strategy. All fiscal 1995 stock option awards were made pursuant to the 1986 Stock Incentive Plan with an exercise price based on the fair market value of the Company's common stock on the date of grant with a term of ten years. The options vest at a rate of 33 1/3% per year. These awards provide value to the executive officers only when and to the extent that the fair market value of the Company's common stock appreciates over the fair market value on the date of grant.

  Chief Executive Officer Compensation

     Bernard Cammarata has been President and Chief Executive Officer of The TJX Companies, Inc. since 1989. Mr. Cammarata entered into a new employment agreement with the Company dated as of January 30, 1994 providing for his continuing employment as the Company's President and Chief Executive Officer until January 31, 1998. The components of the agreement are designed to provide incentives both for performance and for continued service to the Company. Other than base salary, substantially all compensation under Mr. Cammarata's employment agreement is tied to Company performance. The contract provides for his participation in short and long term incentive programs discussed above. Mr. Cammarata also received an additional contingent grant of 150,000 shares of performance-based deferred stock, the vesting of which is tied to Company performance. This award reflects the Committee's evaluation of the historical and expected contribution of Mr. Cammarata and also incorporates an additional retention feature in his employment agreement with the Company. Mr. Cammarata did not vest in any performance-based deferred shares for fiscal year 1995 because Company performance did not achieve the performance criteria required under the grant. For further information regarding Mr. Cammarata's employment agreement, see the section referenced "Employment Agreements".

  Section 162(m) of the Internal Revenue Code of 1986

     The Company obtained shareholder approval in fiscal year 1995 for the material terms of the Company's Management Incentive Plan and Long Range Performance Incentive Plan to qualify performance based executive officer compensation under such plans for deductibility by the Company under Section 162(m) of the Internal Revenue Code.

                                          Executive Compensation Committee

                                          Robert F. Shapiro, Chairman
                                          John M. Nelson
                                          Abraham Zaleznik

                                                    SUMMARY COMPENSATION TABLE

        The following provides information concerning compensation for the Chief Executive Officer and the Company's three other executive officers for services to the Company for the fiscal years ended January 28, 1995, January 29, 1994 and January 30, 1993.

                                                                                LONG-TERM COMPENSATION
                                                                         ------------------------------------
                                                                             AWARDS GRANTED         PAYOUTS
                                           ANNUAL COMPENSATION           -----------------------   ----------
                                    ----------------------------------   RESTRICTED                LONG-TERM
                                                          OTHER ANNUAL     STOCK      SECURITIES   INCENTIVE     ALL OTHER
        NAME AND          FISCAL                          COMPENSATION     AWARDS     UNDERLYING      PLAN      COMPENSATION
   PRINCIPAL POSITION     YEAR(1)    SALARY    BONUS(2)       (3)          ($)(4)      OPTIONS     PAYOUTS(5)       (6)
- ------------------------  -------   --------   --------   ------------   ----------   ----------   ----------   ------------
Bernard Cammarata.......    1995    $850,000   $286,132     $  6,539      $      0      75,000      $168,469      $  4,460
  President and Chief       1994    $775,481   $537,803     $  6,471      $      0      60,000      $      0      $  6,680
  Executive Officer         1993    $738,942   $547,782     $  6,595      $837,500      65,000      $      0      $  6,867

Donald G. Campbell......    1995    $381,923   $78,713      $  4,824      $      0      25,000      $ 41,050      $  5,210
  Senior Vice President     1994    $346,154   $140,738     $  4,510      $      0      20,000      $      0      $  7,963
  Finance and Chief         1993    $322,596   $141,923     $  3,957      $223,328      17,000      $      0      $  8,320
  Financial Officer

Sumner L. Feldberg(7)...    1995    $ 71,254      N.A.      $ 11,319          N.A.        N.A.          N.A.      $100,702
  Chairman of               1994    $139,500      N.A.      $  2,765          N.A.        N.A.          N.A.      $133,432
  the Board                 1993    $142,182      N.A.      $  2,818          N.A.        N.A.          N.A.      $133,432

Richard G. Lesser.......    1995    $593,654   $192,661     $  7,294      $      0      35,000      $123,400      $  5,210
  Executive Vice            1994    $556,154   $315,953     $  7,294      $      0      30,000      $      0      $  7,963
  President and             1993    $533,173   $312,787     $  6,115      $446,672      32,000      $      0      $  8,320
  Chief Operating
    Officer

- ------------
(1) Fiscal years 1995 and 1994 included 52 weeks; fiscal year 1993 included 53 weeks.

(2) Except for the amounts set forth in the following sentences, the Bonus amounts were paid pursuant to MIP. The Bonus amounts for each of fiscal 1995, 1994 and 1993 with respect to Messrs. Cammarata, Campbell and Lesser include amounts representing the retention portion of certain awards granted under LRPIP. Amounts payable with respect to the fiscal 1994 grant have not been earned or paid and will be payable in fiscal 1997 if the executive is employed by the Company at the end of the fiscal 1994-1996 award period. Amounts payable with respect to the fiscal 1993 grant were paid in April 1995. Under the fiscal 1994 grant, the bonus amounts included for each of fiscal 1995 and 1994 for Mr. Cammarata was $85,500; Mr. Campbell, $21,667; and Mr. Lesser, $49,167; and under the fiscal 1993 grant, the bonus amounts included for each of fiscal 1995, 1994 and 1993 for Mr. Cammarata was $85,500; Mr. Campbell, $20,833; and Mr. Lesser, $43,833.

(3) Other Annual Compensation includes, with respect to Sumner
    Feldberg, $9,819 for his company provided leased car and $1,500 for financial planning, and with respect to Messrs. Cammarata, Campbell and Lesser, includes tax reimbursements associated with car allowances and excludes perquisites having an aggregate value of the lesser of either $50,000 or 10% of salary and bonus.

(4) As of January 28, 1995 Mr. Cammarata held 35,875 shares of unvested aggregate Performance Accelerated Restricted Stock ("PARS") with a value of $475,344. PARS have an accelerated vesting feature based upon achievement of between 10% and 20% annual compound growth of Company earnings. Shares of restricted stock receive ordinary common stock
    dividends. With respect to such     PARS, if the fair market value of
    Common Stock is less than $16.98 at the time of vesting and cumulative annual compound growth in adjusted earnings per share of the Company exceeds 10%, the Company will pay Mr. Cammarata an amount equal to any such difference in value for the shares then vesting. No such cash payments have been required to date. In the event of a change of control, as defined, Mr. Cammarata's PARS would vest. Upon his death or disability, Mr. Cammarata would vest in approximately twice the number of shares vesting on a non-accelerated basis through such date. In the event of termination of his employment by the Company other than for cause or termination by Mr. Cammarata for Valid Reason (as defined), Mr. Cammarata would vest in a prorated portion of shares normally vesting in the year of termination.

(5) The Payouts under LRPIP consist of the performance portion of the fiscal 1993 grant with respect to the fiscal 1993-1995 award period.

(6) All Other Compensation for fiscal 1995 includes (a) calendar 1994
    Company contributions to the Company's General Savings/Profit Sharing Plan of $1,125 to the account of Mr. Cammarata and $1,875 to the accounts of
    each of Messrs. Campbell and Lesser, (b)    Company paid amounts with
    respect to executive life insurance in the amounts of $3,335 for each of Messrs. Cammarata, Campbell, Feldberg and Lesser, and (c) payment under the Company's Supplemental Executive Retirement Plan to Mr. Feldberg of $97,367.

(7) Waban Inc. reimbursed the Company $62,058, which was 50% of the costs of Mr. Feldberg's salary from the beginning of fiscal year 1995 through October 29, 1994, representing compensation for services rendered to Waban Inc. Such reimbursed amount is not included in the table. Mr. Feldberg does not participate in any of the Company's short term or long term incentive plans.

                                                   OPTION GRANTS IN FISCAL 1995

        The following table reports stock option grants awarded between January 30, 1994 and January 28, 1995 to the following executive officers.

                                                 INDIVIDUAL GRANTS
                              -------------------------------------------------------         POTENTIAL REALIZABLE VALUE AT
                              NUMBER OF    PERCENT OF                                            ASSUMED ANNUAL RATES OF
                              SECURITIES  TOTAL OPTIONS                                         STOCK PRICE APPRECIATION
                              UNDERLYING   GRANTED TO      EXERCISE OR                             FOR OPTION TERM(2)
                               OPTIONS    EMPLOYEES IN      BASE PRICE     EXPIRATION     -------------------------------------
            NAME              GRANTED(1)   FISCAL YEAR    (PER SHARE)(1)      DATE        0%          5%              10%
- ----------------------------  ---------   -------------   --------------   ----------     ---   --------------   --------------
Bernard Cammarata...........    75,000         11.9%          $22.50         9/20/04      $0    $    1,061,250   $    2,689,425
Donald G. Campbell..........    25,000          4.0%          $22.50         9/20/04      $0    $      353,750   $      896,475
Richard G. Lesser...........    35,000          5.6%          $22.50         9/20/04      $0    $      495,250   $    1,255,065
- -------------------------------------------------------------------------------------------------------------------------------
All Optionees(3)............   627,940        100.0%          $22.50                      $0    $    8,885,351   $   22,517,300
All Shareholders(4).........                                                              $0    $1,024,477,744   $2,596,236,567
Optionee Gains as % of All
  Shareholders Gain.........                                                                               0.9%             0.9%

- ------------
(1) All options were granted with an exercise price equal to the closing price on the New York Stock Exchange on the day of grant.
    Options vest in equal annual installments over three years. All options vest upon a change of control, as defined. All options vest upon death or disability in the case of Messrs. Cammarata, Campbell and Lesser and, in the case of Mr. Cammarata, upon termination of his employment by the Company other than for cause or upon termination of employment by Mr. Cammarata for Valid
    Reason (as defined).

(2) The dollar amounts under these columns are the result of calculations at 0%, and at the 5% and 10% rates required by the SEC, and therefore are not intended to forecast possible future appreciation of the Company's stock price at the end of ten years.

(3) The All Optionees example assumes the average price per share of all options granted during fiscal 1995 ($22.50) for a ten year term based on assumed annual stock price appreciation of 0%, 5% and 10%, respectively.

(4) No gain to the optionees is possible without an increase in stock price, which will benefit all shareholders commensurately.
    The All Shareholders example assumes the same price and ten year term used in the All Optionees example and is based on the number of shares outstanding on January 28, 1995 of 72,401,254, but does not reflect dividends which may be received during the period shown.


                                            AGGREGATED OPTION EXERCISES IN FISCAL 1995
                                              AND FISCAL 1995 YEAR-END OPTION VALUES

        The following table provides information on option exercises in fiscal 1995 by executive officers and the value of such officers' unexercised options as of January 28, 1995.

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                SHARES                   OPTIONS AT FISCAL YEAR-END        IN-THE-MONEY OPTIONS
                               ACQUIRED                 -----------------------------      AT FISCAL YEAR-END(1)
                              ON EXERCISE     VALUE      EXERCISABLE    UNEXERCISABLE   ---------------------------
       NAME                  (# OF SHARES)   REALIZED   (# OF SHARES)   (# OF SHARES)   EXERCISABLE   UNEXERCISABLE
       ----                  -------------   --------   -------------   -------------   -----------   -------------
Bernard Cammarata..........        0            $0         269,640         136,660        $75,000          $ 0
Donald G. Campbell.........        0            $0          77,060          43,990        $15,000          $ 0
Richard G. Lesser..........        0            $0         118,827          65,660        $30,000          $ 0

- ------------
(1) The value of unexercised in-the-money options was calculated based on the closing price of the Company's Common Stock as of January 28, 1995, the last day of the fiscal year, less the option price of the grants when awarded.

                                    LONG-TERM INCENTIVE PLAN-PERFORMANCE AWARDS IN FISCAL 1995

        The following table describes the awards granted to executive officers under the Company's Long Range Performance Incentive
Plan ("LRPIP") during fiscal 1995(1).

                                                                      ESTIMATED FUTURE PAYOUTS
                                                 PERFORMANCE      UNDER NON-STOCK PRICE-BASED PLAN
                                                   PERIOD        -----------------------------------
                                                    UNTIL        THRESHOLD      TARGET      MAXIMUM
       NAME                                        PAYOUT           ($)          ($)          ($)
       ----                                      -----------     ---------     --------     --------
Bernard Cammarata(2)...........................    1995-1997        $ 0        $595,000     $892,500
Donald G. Campbell.............................    1995-1997        $ 0        $150,000     $225,000
Richard G. Lesser..............................    1995-1997        $ 0        $325,000     $487,500

- ------------
(1) LRPIP operates on the basis of three-year periods. For each period, the ECC sets target awards and performance goals.
    Performance goals (tied to pre-tax income) are based on Company-wide goals for corporate officers and on divisional goals for divisional officers. If three year targets are met or partially met, up to 100% of the target award will be paid, increasing up to the maximum payout for performance which exceeds target goals. Awards earned under LRPIP are paid half in cash and half either in cash or Common Stock of equivalent value or a combination of cash and Common Stock, as determined at the time of payment by the ECC. Common Stock distributions are made under the terms of the 1986 Stock Incentive Plan, to which LRPIP is subject. If employment terminates by reason of death, disability, incapacity or termination by the Company other than for cause, the employment agreement of each of the executive officers provides that such officer would receive a prorated portion of any
    LRPIP target award and upon a change of control, as defined, the executive officer would be entitled to receive the maximum award for the fiscal 1995-1997 period.

(2) Mr. Cammarata also received in fiscal 1995 a four-year grant covering 150,000 shares of performance-based deferred stock
    ("Performance Stock").  The Performance Stock vests at a maximum rate of 37,500 shares (25%) each year in which consolidated
    Company earnings per share from continuing operations increases by 15% over the prior year (or any other year beginning on or after January 29, 1994, if higher) or in which the cumulative compound growth rate equals or exceeds 15%. Reduced vesting rates apply in the case of lower earnings per share growth, with the vesting minimum at zero shares if the growth rates are at or below 10%. Unvested shares will fully vest in fiscal 1998 upon attainment of a cumulative compound earnings growth rate of 12
    1/2% over the four year period. Dividends accrue on the Performance Stock, but are payable only when and if shares vest. Mr.
    Cammarata had no shares vest in fiscal 1995. Mr. Cammarata is entitled to up to 50% of his Performance Stock grant in the case of death, disability or incapacity, or up to 25% per year of such grant in the case of termination of employment by the Company for other than cause or termination of employment by Mr. Cammarata following specified Company actions. In the event of change of control (as defined) of the Company, Mr. Cammarata would vest in the Performance Stock.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative performance of the Company's common stock with the S&P Composite-500 Stock Index and the Dow Jones
Apparel Retailers Index as of the date nearest the end of the Company's fiscal year for which index data is readily available for each year in the five-year period ending January 28, 1995. The graph assumes that $100 was invested on January 26, 1990 in each of the Company's Common Stock, the S&P Composite-500
Stock Index and the Dow Jones Apparel Retailers Index and that all dividends were reinvested.

      Measurement Period
    (Fiscal Year Covered)             TJX           S&P 500          DJARI
         BASE YEAR                   100.00         100.00          100.00
           1991                       85.98         108.36          109.93
           1992                      132.51         132.92          172.69
           1993                      206.59         146.95          164.04
           1994                      224.60         166.10          153.30
           1995                      106.27         166.98          138.51

RETIREMENT PLANS

     The Company has in effect a qualified Retirement Plan for all eligible employees and a Supplemental Executive Retirement Plan ("SERP") for certain key employees, including the executive officers. The following table shows the estimated annual benefit payable on a straight life annuity basis at normal retirement (age 65) for all employees eligible for SERP benefits. Benefits payable under SERP are calculated by deducting benefits received under the Company's Retirement Plan; primary Social Security benefits; and benefits associated with the Company's contribution under the General Savings/Profit Sharing Plan.

                          ESTIMATED ANNUAL RETIREMENT BENEFITS
                           FOR YEARS OF SERVICE INDICATED(2)
      AVERAGE          ------------------------------------------
ANNUAL EARNINGS(1)     10 YEARS     15 YEARS     20 YEARS OR MORE
- -------------------    --------     --------     ----------------
$ 100,000              $25,000      $37,500          $ 50,000
  150,000               37,500       56,250            75,000
  200,000               50,000       75,000           100,000
  300,000               75,000      112,500           150,000
  400,000              100,000      150,000           200,000
  500,000              125,000      187,500           250,000
  600,000              150,000      225,000           300,000
  800,000              200,000      300,000           400,000
1,000,000              250,000      375,000           500,000
1,200,000              300,000      450,000           600,000
1,400,000              350,000      525,000           700,000
1,600,000              400,000      600,000           800,000

- ------------
(1) Average Annual Earnings includes salary and short term bonuses and is based on the highest compensation during five of the last ten years of employment.

(2) As of January 28, 1995, the years of service for the following executive officers under SERP are as follows: Mr. Cammarata, 18 years; Mr. Campbell, 21 years; Mr. Feldberg, 45 years; and Mr. Lesser, 20 years. Mr. Feldberg has commenced receiving benefits under SERP.

EMPLOYMENT AGREEMENTS

     Bernard Cammarata entered into an employment agreement with the Company dated as of January 30, 1994 providing for his employment as the Company's President and Chief Executive Officer until January 31, 1998 and thereafter until terminated by either Mr. Cammarata or the Company. Mr. Cammarata's base salary is currently set at a rate of $850,000. Pursuant to his agreement, Mr. Cammarata participates in LRPIP and is entitled to earn for each award cycle up to 70% of his base salary as a target award or up to 105% as a maximum award. He also is entitled to receive up to 50% of his base salary as a target award or up to 100% as a maximum award under MIP. Mr. Cammarata is entitled to annual option grants covering no less than 50,000 shares or such larger number as the Executive Compensation Committee deems appropriate. The options vest 33 1/3% per year and are exercisable for 10 years. The option grant for Fiscal 1995 covered 75,000 shares. The Committee retains the right to substitute for an option grant a grant of shares having an equivalent value. Mr. Cammarata also received a four-year grant covering 150,000 shares of Performance Stock. See Long-Term Incentive Plan -- Performance Awards in Fiscal 1995, footnote (2), at page 12.

     If the employment period terminates by reason of death, disability, incapacity, termination by the Company other than for cause or is terminated by Mr. Cammarata following certain Company actions, Mr. Cammarata is entitled to receive the following: base salary and benefits for the greater of two years or the balance of the contract period (offset for earnings after the first 12 months); his target under the Company's MIP for the year of termination plus a prorated target award under the plan for such year; a portion of any LRPIP target award prorated for months employed in the performance cycle before termination; and up to 50% per year of his Performance Stock grant (in the case of death, disability or incapacity) or up to 25% per year of such grant in the case of termination by the Company for other than cause or termination by

Mr. Cammarata following specified Company actions. In the event of a change of control (as defined) of the Company, Mr. Cammarata would vest in options, Performance Stock, his maximum LRPIP award and PARS. He would also be entitled to one year's target award under MIP, and a prorated MIP target award for the year of the change of control. In the event of a change of control followed by termination of employment resulting from a Change of Control Termination, as defined, Mr. Cammarata would also be entitled to the termination benefits generally payable to the Company's officers upon a change of control as described below under "Change of Control Severance Benefits."

     Under Sumner Feldberg's amended employment agreement with the Company his period of principal employment ended on May 31, 1994. For the three-year period commencing June 1, 1994, Mr. Feldberg's duties include assisting and providing continuity to management. During such three-year period Mr. Feldberg is paid a salary of $269,757 per year, subject to an offset for Social Security and retirement benefits (including SERP). After the three-year period Mr. Feldberg may agree to provide additional consulting and advisory services but is not required to do so. During this latter period Mr. Feldberg will not be entitled to additional cash remuneration under the agreement but will continue to receive retirement benefits. Mr. Feldberg's wife may be entitled to death benefits under the agreement, subject to offset for Social Security and certain retirement plan (including SERP) death benefits. The agreement also provides for specified additional benefits, including medical coverage and basic and additional life insurance. In the event of a change of control (as defined) of the Company, the Company would be required to pay in a lump sum the present value of future remuneration and other benefits under the Agreement. Under an agreement between the Company and Waban which was in effect through October 1994, Waban paid $62,058 to the Company as reimbursement for 50% of Mr. Feldberg's salary and reimbursed the Company for Waban's share of other costs under the Agreement.

     Each of Richard Lesser and Donald G. Campbell has an amended and restated employment agreement effective as of February 1, 1995 with the Company providing for employment until January 31, 1999 in the case of Mr. Lesser, and January 31, 1998 in the case of Mr. Campbell, and thereafter until terminated by the Company or the executive. Pursuant to their agreements, Mr. Lesser and Mr. Campbell currently receive $635,000 and $415,000, respectively, in base salary. Pursuant to his agreement, Mr. Lesser participates in LRPIP; and for fiscal year 1996 and thereafter he is entitled to earn up to 45% of his base salary as a target award or up to 90% as a maximum award under the Company's MIP. Pursuant to his agreement, Mr. Campbell participates in LRPIP; and for fiscal year 1996 and thereafter he is entitled to earn up to 35% of his base salary as a target award or up to 70% as a maximum award under the Company's MIP. If employment terminates by reason of death, disability, incapacity or termination by the Company other than for cause, Messrs. Lesser and Campbell will be entitled to certain benefits, including continuation of base salary and health and similar benefits for defined periods, payment of certain MIP and deferred compensation awards and a portion of any LRPIP target award prorated for months employed in the performance cycle before termination. In the event of a change of control (as defined), Messrs. Lesser and Campbell would vest in their options. They would also be entitled to accelerated lump-sum payments of the MIP target award for the year in which the change of control occurs; a prorated portion of such MIP target award; and maximum LRPIP awards. If a change of control were followed by termination of employment resulting from a Change of Control Termination, as defined, Messrs. Lesser and Campbell would also be entitled to the termination benefits described below under "Change of Control Severance Benefits."

     During fiscal 1995 Arthur F. Loewy, now retired, had an employment agreement with the Company which terminated as of February 1995. Pursuant to an agreement between Waban and the Company, Waban reimbursed the Company for 50% of the Company's costs with respect to Mr. Loewy. For fiscal 1995, Mr. Loewy's salary was $183,000, of which Waban paid $91,500 to the Company as reimbursement for 50% of Mr. Loewy's salary. Waban also reimbursed the Company for Waban's share of other costs under the agreement.

     Stanley H. Feldberg entered into an employment agreement with the Company effective February 1, 1977, as amended. Under the agreement, which extends for his life, Mr. Feldberg is currently entitled to annual remuneration of $179,959, subject to certain retirement-benefit offsets. His wife may be entitled to death benefits under the agreement upon Mr. Feldberg's death. The agreement provides for specified additional benefits, including medical coverage and basic and additional life insurance. Payments made to Mr. Feldberg or his wife after retirement or death are reduced by payments under certain other plans of the Company. The agreement provides that in the event of a change of control (as defined) of the Company, the Company would be required to pay in a lump sum the present value of future remuneration and other benefits.

CHANGE OF CONTROL SEVERANCE AGREEMENTS

     The Company provides change of control severance benefits to selected associates under individual agreements. Under these agreements, in general, upon a change of control (as defined) of the Company the associate would be entitled to accelerated lump-sum payments of the MIP target award for the year in which the change of control occurs and a prorated portion of any LRPIP award. If, during the 24-month period following a change of control, the Company were to terminate the associate's employment other than for cause (as defined) or the associate were to terminate his employment for reasons specified in the agreement, or if the employment period were to terminate by reason of death, disability or incapacity, the associate would be entitled to receive an amount equal to two times his base salary plus the present value of his SERP benefits, calculated using an additional service credit. For up to two years following termination the Company would also be obligated to provide continued health and other insurance and disability benefits and the use of an automobile. The foregoing benefits would be payable whether or not they gave rise to a federal excise tax on so-called "excess parachute payments" or were non-deductible, except to the extent a reduction in amounts paid would maximize the associate's after-tax benefits. The Company would also be obligated to pay all legal fees and expenses reasonably incurred by the associate in seeking enforcement of contractual rights following a change of control.

TRUST AGREEMENTS

     The Company has entered into trust agreements with institutional trustees providing for the payment out of the assets of the trusts of benefits accrued under such of the Company's various benefit plans, employment agreements and other employment arrangements as are from time to time specified by the Company. The trusts are currently only nominally funded, but the Company may in its discretion make contributions to and withdrawals from the trusts from time to time, subject to the trusts becoming irrevocable upon a change of control (as defined) of the Company and to the Company's obligations to fully fund the trusts upon a change of control. To the extent not withdrawn by the Company, the assets of the trusts will be used, subject to the terms of the trusts and to the Company's obligations to its general creditors, to make payments as they become due under the terms of the benefit plans, employment agreements and other employment arrangements from time to time specified by the Company.

INDEMNIFICATION AGREEMENTS

     The Company has entered into indemnification agreements with each of its directors and officers indemnifying them against expenses, settlements, judgments and fines incurred in connection with any threatened, pending or completed action, suit, arbitration or proceeding, where the individual's involvement is by reason of the fact that he or she is or was a director or officer or served at the Company's request as a director of another organization (except that indemnification is not provided against judgments and fines in a derivative suit unless permitted by Delaware law). An individual may not be indemnified if he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except to the extent Delaware law shall permit broader contractual indemnification. The indemnification agreements provide procedures, presumptions and remedies designed to substantially strengthen the indemnity rights beyond those provided by the Company's Certificate of Incorporation and by Delaware law.

                          RELATIONSHIP WITH WABAN INC.

     In connection with the spin-off of Waban as part of the Company's restructuring in June 1989 (the "Spin-off"), the Company has retained liability for insured claims arising before the Spin-off and in 1999 will receive from (or pay to) Waban the amount by which the Company's costs exceed (or are less than) the reserve established by the Company. The Company continues to provide certain services (principally data processing services) to Waban, for which Waban paid the Company $7,616,453 in fiscal 1995. While Waban is primarily liable on leases and debt entered into or under negotiation prior to the Spin-off, the Company remains contingently liable as guarantor of substantially all such leases and on certain debt and other obligations incurred prior to the Spin-off.

                              INDEPENDENT AUDITORS

     The directors have appointed Coopers & Lybrand L.L.P., who have served as the Company's auditors since 1962, to examine the financial statements of the Company for the fiscal year ending January 27, 1996. The Company expects representatives of Coopers & Lybrand L.L.P. to be present at the Annual Meeting with an opportunity to make a statement if they desire and to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders submitted for consideration at the next annual meeting of stockholders must be received by the Company no later than December 26, 1995 in order to be considered for inclusion in the Company's proxy materials for that meeting.

                                 OTHER MATTERS

     The management has no knowledge of any other matter which may come before the Annual Meeting and does not, itself, intend to present any such other matter. However, if any such other matters shall properly come before the meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

     Neither the Executive Compensation Committee Report appearing above at pages 7 to 9 nor the Performance Graph appearing above at page 13 shall be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such report or graph by reference, and shall not otherwise be deemed filed under such Acts.

     The cost of solicitation of proxies will be borne by the Company. The Company has retained Morrow & Co., Inc., to assist in soliciting proxies by mail, telephone and personal interview for a fee of $6,000, plus expenses. Officers and employees of the Company may also assist in soliciting proxies in those manners.

PROXY                                                                      PROXY

                           THE TJX COMPANIES, INC.


The undersigned hereby appoints BERNARD CAMMARATA, DONALD G. CAMPBELL, and JAY
H. MELTZER, and each of them, as attorneys and proxies, with full power of substitution, to represent and to vote at the Annual Meeting of Stockholders of The TJX Companies, Inc. (the "Company") to be held at the State Street Bank and Trust Company 225 Franklin Street, Boston, Massachusetts, on Tuesday, June 6, 1995 at 11:00 a.m., and at any adjournment thereof, all the shares of Common Stock of the Company which the undersigned could vote, if present, in such manner as they may determine on any matters which may properly come before the meeting and to vote as specified on the reverse.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

   The Board of Directors recommends a vote FOR the election of Directors.


HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

- -----------------------------------         -----------------------------------

- -----------------------------------         -----------------------------------

- -----------------------------------         -----------------------------------

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

Election of Directors

                                    With-      For All
                           For      hold       Except
                           / /       / /        / /

RICHARD G. LESSER, JOHN M. NELSON AND BURTON S. STERN

INSTRUCTION: To withhold authority for any individual nominee, mark the "For All Except" box and strike a line through that nominee's name.


     RECORD DATE SHARES:







                                                      ------------------------
Please be sure to sign and date this Proxy.           Date
- ------------------------------------------------------------------------------



- ------Shareholder sign here-----------------------Co-owner sign here----------

DETACH CARD


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.

       PLEASE VOTE, DATE, SIGN AND RETURN PROMPTLY IN ENCLOSED ENVELOPE


Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.






Mark box at right if comments or address change have been noted on
the reverse side of this card.                                        / /


                           THE TJX COMPANIES, INC.

Please take note of the important information enclosed with this proxy card. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the box on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return the proxy card in the enclosed postage paid envelope.

Proxy cards must be received prior to the Annual Meeting of Stockholders, June 6, 1995.

Thank you in advance for your prompt consideration of these matters.